UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Boulevard, Fort Lauderdale, Florida		33304

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 760-5200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On April 8, 2005, our indirect wholly-owned subsidiaries, Tradition Development Company, LLC (“Tradition”), Horizons St. Lucie Development, LLC (“Horizons”), Horizons Acquisition 7, LLC (“Horizons Acquisition”) and Tradition Mortgage, LLC (“Tradition Mortgage”), entered into a $40 million revolving credit facility (the “Facility”) with Wachovia Bank, National Association (“Wachovia”). Core Communities, LLC, the parent of Tradition, Horizons, Horizons Acquisition and Tradition Mortgage and our wholly-owned subsidiary, has guaranteed the Facility. Tradition, Horizons, Horizons Acquisition and Tradition Mortgage may borrow under the Facility for any general limited liability company purposes including, without limitation (i) their acquisition and/or development of real property located in St. Lucie County, Florida, and (ii) Wachovia’s issuance of letters of credit in favor of governmental authorities to serve as performance bonds in connection with any such development. The Facility is secured by, among other things: (i) a mortgage on certain real property in St. Lucie County, Florida (the “Property”) owned by Tradition, (ii) an assignment of warranties and other contractual rights for the benefit of Tradition in connection with the Property, and (iii) an assignment of Tradition’s rights in connection with certain leases and rents in connection with the Property. Borrowings under the Facility bear interest at either (i) Wachovia’s Prime Rate less twenty-five basis points or (ii) Wachovia’s LIBOR Market Index Rate plus two hundred fifty basis points. Tradition, Horizons, Horizons Acquisition and Tradition Mortgage may select the applicable interest rate at their option. Accrued interest is due and payable monthly in arrears commencing on the third day of each month .. All outstanding principal shall be due and payable on April 8, 2007; provided, however, that if certain conditions are satisfied, Tradition, Horizons, Horizons Acquisition and Tradition Mortgage may, at their option, extend the Facility’s term for one additional year to April 8, 2008. Tradition, Horizons, Horizons Acquisitions and Tradition Mortgage may make draws on the Facility through its maturity date. At the closing, Tradition, Horizons, Horizons Acquisition and Tradition Mortgage paid Wachovia a commitment fee in the amount of $250,000 in connection with the Facility.

     The Facility documents include customary conditions to funding, acceleration provisions and certain financial, affirmative and negative covenants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION

Date: April 13, 2005

By:	/s/ George P. Scanlon
	Name:	George P. Scanlon
	Title:	Chief Financial Officer

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